Exhibit 10.3 $1,750,000 Equipment Loan and Security Agreement dated December 31, 2002 between TW Real Estate I, LLC and GE Capital Franchise Finance Corporation


                      EQUIPMENT LOAN AND SECURITY AGREEMENT


         THIS EQUIPMENT LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of December 31, 2002 (the "Closing Date"), by and between GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Lender"), and TW REAL ESTATE I, LLC, a Delaware limited liability company ("Borrower").

                                   AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

         1. Definitions. The following terms shall have the following meanings for all purposes of this Agreement:

         "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls," "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

         "Anti-Money Laundering Laws" means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. ss. ss. 1956 and 1957, and the BSA.

         "Applicable Regulations" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Equipment, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to any of the Borrower Parties.

          "Borrower Parties" means, collectively, Borrower and any guarantors of the Equipment Loan (including, in each case, any predecessors-in-interest).

         "BSA" means the Bank Secrecy Act (31 U.S.C.ss.ss. 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

         "Business Day" means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Phoenix, Arizona time.

         "Change of Control" means a change in control of any of the Borrower Parties, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any of the Borrower Parties, as applicable, and a Change of Control will occur if any of the following occur: (i) any merger or consolidation by any of the Borrower Parties, as applicable, with or into any other entity; or (ii) if any "Person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, subsequent to the Closing, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of any of the Borrower Parties, as applicable, representing 50% or more of the combined voting power of Borrower's then outstanding securities (other than indirectly as a result of the redemption by any of the Borrower Parties, as applicable, of its securities).

         "Closing" means the disbursement of the Equipment Loan as contemplated by this Agreement.

         "Code" means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Default Rate" has the meaning set forth in the Equipment Note.

         "Entity" means any entity that is not a natural person.

         "Equipment" means all furniture, equipment, trade fixtures, appliances and other tangible personal property now or hereafter located on or at the Premises, and all income therefrom and all proceeds thereof.

         "Equipment Leases" means, collectively, any leases or other agreements relating to the use of the Equipment in which Borrower is the lessor, whether existing on the Closing Date or thereafter entered into, and, including, without limitation, the Master Lease.

         "Equipment Loan" means the equipment loan by Lender to Borrower with respect to the Equipment at all of the Premises in the amount of $1,750,000.00.

         "Equipment Note" means the equipment promissory note dated as of the Closing Date in the amount of the Equipment Loan executed by Borrower in favor of Lender evidencing the Equipment Loan, as the same may be amended from time to time.

         "Event of Default" has the meaning set forth in Section 7.

         "Fee"  means  an   underwriting,   equipment   assessment,   valuation,
processing and commitment fee equal to 1% of the amount of the Equipment Loan.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Equipment or any of the Borrower Parties.

         "Landlord's Agreements Regarding Equipment" has the meaning set forth in Section 2(c)(vi).

         "Leases" means, collectively, those leases relating to the Leased Premises and all modifications, amendments and supplements thereto disclosed in the Landlord's Agreements Regarding Equipment delivered with respect thereto.

         "Lessors" means the lessors under the Leases.

         "Leased Premises" means those Premises other than the Mortgaged Premises, as identified on Schedule I hereto.

         "Lender   Entities"   means,   collectively,   Lender   (including  any
predecessor-in-interest to Lender) and any Affiliate of Lender (including any Affiliate of any predecessor-in-interest to Lender).

         "Lessee" means Tumbleweed, Inc., a Delaware corporation, and its successors.

         "Lessee Parties" means, collectively, Lessee and any guarantors of the Master Lease (including, in each case, any predecessors-in-interest).

         "Letter of Credit" means an irrevocable standby letter of credit in the amount of $920,372.00 to be issued to Lender in a form and by a financial institution acceptable to Lender.

         "Loan Agreement" means that certain Loan Agreement dated as of the Closing Date between Borrower and Lender with respect to mortgage loans to be made by Lender to Borrower and secured by first priority liens on the Mortgaged Premises, as the same may be amended from time to time.

         "Loan Documents" means, collectively, this Agreement, the Equipment Note, the UCC-1 Financing Statements, the Renovation Agreement, the Landlord's Agreements Regarding Equipment and all other documents, instruments and agreements executed in connection therewith or contemplated thereby.

         "Loan Pool" means:

                           (i) in the context of a Securitization, any pool or group of loans that are a part of such Securitization;

                           (ii)     in the  context  of a  Transfer,  all  loans
                  which  are   sold,  transferred  or   assigned  to   the  same
                  transferee; and

                           (iii) in the context of a Participation, all loans as
                  to which participating interests are granted to the same participant.

         "Master Lease" means the master lease between Borrower, as lessor, and Lessee, as lessee, with respect to the Mortgaged Premises and the Equipment, together with all amendments, modifications and supplements thereto.

         "Material Adverse Effect" means a material adverse effect on (i) the Equipment, in the aggregate, located at any of the Premises, including without limitation, the use of such Equipment in the operation of a Permitted Concept, or (ii) Borrower's ability to perform its obligations under the Loan Documents.

         "Mortgage Loan Documents" means the "Loan Documents" as defined in the Loan Agreement.

         "Mortgage Loans" means the "Loans" as defined in the Loan Agreement.

         "Mortgage Notes" means the "Notes" as defined in the Loan Agreement.

         "Mortgaged Premises" means the "Premises" as defined in the Loan Agreement.

         "Obligations" has the meaning set forth in Section 3 hereof.

         "OFAC Laws and Regulations" means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

         "Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Borrower Parties, Related Borrower and/or any Affiliate of any of the Borrower Parties or Related Borrower (including any Affiliate of any predecessor-in-interest to any of the Borrower Parties or Related Borrower), and, or for the benefit of, (2) any of the Lender Entities, including, without limitation, the Loan Agreement, the Related Loan Agreement, the Related Equipment Loan Agreement, promissory notes and guaranties; provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Loan Documents.

         "Participation" means one or more grants by Lender or any of the other Lender Entities to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

         "Permitted Concept" means a Tumbleweed restaurant.

         "Person"  means  any  individual,  corporation,   partnership,  limited
liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

         "Premises" means the parcel or parcels of real estate corresponding to the FFC Numbers and addresses identified on Exhibit A attached hereto, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate). As used herein, the term "Premises" shall mean either a singular property or all of the properties collectively, as the context may require.

         "Related Borrower" means TW Real Estate II, LLC, a Delaware limited liability company.

         "Related Equipment Loan Agreement" means that certain Equipment Loan and Security Agreement dated as of the Closing Date between Lender and Related Borrower, as the same may be amended from time to time.

         "Related Equipment Note" means the "Equipment Note" as defined in the Related Equipment Loan Agreement.

         "Related Loan Agreement" means the Loan Agreement dated as of the Closing Date between Related Borrower and Lender, as the same may be amended from time to time.

         "Related Mortgage Notes" means the "Notes" as defined in the Related Loan Agreement.

         "Renovation Agreement" means the renovation agreement dated as of the Closing Date between Borrower and Lender with respect to the Letter of Credit and Borrower's obligations to upgrade the Equipment, as the same may be amended from time to time.
         "Securitization" means one or more sales, dispositions, transfers or assignments by Lender or any of the other Lender Entities to a special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

         "Substitute Documents" has the meaning set forth in Section 10.

         "Substitute Equipment" means furniture, equipment, trade fixtures, appliances and other tangible personal property substituted for the Equipment located at a Mortgaged Premises in accordance with the requirements of Section 10, together with all rights and privileges associated therewith. For purposes of clarity, where items of equipment located on two or more parcels of real estate comprise the Substitute Equipment, such items of equipment shall be aggregated and deemed to constitute the Substitute Equipment for all purposes of this Agreement.

         "Substitute Premises" means one or more parcels of real estate substituted for a Mortgaged Premises in accordance with the requirements of
Section 11 of the Loan Agreement, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements located thereon (whether or not affixed to such real estate). For purposes of clarity, where two or more parcels of real estate comprise a Substitute Premises, such parcels or interests shall be aggregated and deemed to constitute the Substitute Premises for all purposes of this Agreement.

         "Transfer" means one or more sales, transfers or assignments by Lender or any of the other Lender Entities to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

          "UCC" means the Uniform Commercial Code as adopted in the State of Arizona.

         "UCC-1 Financing Statements" means such UCC-1 Financing Statements as Lender shall file with respect to the transactions contemplated by this Agreement.

         "U.S. Publicly-Traded Entity" is an Entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an Entity.

         2. Transaction; Reduced Term Option; Closing Conditions. (a) On the terms and subject to the conditions set forth in the Loan Documents, Lender shall make the Equipment Loan to Borrower. The Equipment Loan will be evidenced by the Equipment Note and secured by this Agreement and the UCC-1 Financing Statements. Borrower shall repay the outstanding principal amount of the Equipment Loan together with interest thereon in the manner and in accordance with the terms and conditions of the Equipment Note and the other Loan Documents. The Equipment Loan shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement. The Equipment shall be leased to Lessee pursuant to the Master Lease and the Premises shall be leased to Lessee pursuant to the Leases and the Master Lease. Pursuant to the Renovation Agreement, Borrower will upgrade the existing Equipment at the Premises and $920,372.00 of the proceeds of the Equipment Loan will be used by Borrower to pay for such Equipment upgrades. The Letter of Credit will secure Borrower's obligations under the Loan Documents until such time as the Equipment upgrades have been completed.

         (b) Notwithstanding anything to the contrary contained in the Equipment Note or any of the other Loan Documents, Lender shall have the option (the "Reduced Term Option"), at any time prior to December 31, 2003 and upon not less than 15 days prior notice to Borrower, to shorten the term of the Equipment Note to a maturity date of January 1, 2008 (the "Reduced Term"), without changing any of the debt service payments due prior to such revised maturity date. Borrower hereby acknowledges that, if the Reduced Term Option is exercised, unless the Equipment Note is prepaid in accordance with the terms and conditions set forth therein, on the maturity date thereof a major portion of the principal amount of the Equipment Note will not have been paid through the monthly installments therein provided for, and that such unpaid balance will then become due and payable as a balloon payment. If Lender exercises the Reduced Term Option, Borrower shall execute such amendment to the Equipment Note or such amended and restated Equipment Note as Lender may reasonably request to effectuate the Reduced Term. If Borrower shall fail to execute and deliver any of the documents contemplated by the preceding sentence within ten (10) days after Lender's request, (i) such failure shall be deemed to be an Event of Default under this Agreement, and (ii) Lender shall be and is hereby irrevocably appointed the agent and attorney-in-fact of Borrower to execute and deliver such documents, which appointment is coupled with an interest and is irrevocable and binding.

         (c) The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

                  (i)      Lender shall have approved the Equipment.

                  (ii) All of the representations and warranties of Borrower set forth in Section 4 of this Agreement shall be true, correct and complete, and Borrower shall be in compliance with each of the covenants set forth in Section 5 of this Agreement. No event shall have occurred or condition shall exist or information shall have been disclosed by Borrower or discovered by Lender which has had or would be reasonably likely to have a material adverse effect on any of the Premises, the Equipment, any of the Borrower Parties or Lessee

         Parties  or   Lender's   willingness  to  consummate   the  transaction
         contemplated by this Agreement, as determined by Lender in its sole and absolute discretion.

                  (iii) Borrower shall have paid the Fee to Lender and shall have paid all costs of the transaction described in this Agreement, including, without limitation, UCC search and litigation search charges, the attorneys' fees of Borrower, reasonable attorneys' fees and expenses of Lender, stamp taxes, mortgage taxes, transfer fees, and escrow, filing and recording fees (including preparation, filing and recording fees for UCC continuation statements).

                  (iv) Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that the Closing Documents have been duly authorized, executed and delivered on behalf of the Borrower Parties.

                  (v) Lender and/or Borrower, as may be appropriate, shall have executed and delivered or shall have caused to be executed and delivered  to  Lender,  or as Lender  may  otherwise  direct,  the Loan
         Documents and such other documents, payments, instruments and certificates, as Lender may require in form acceptable to Lender.

                  (vi) Each of the Leases shall be in full force and effect and Lessee shall be entitled to occupy the Leased Premises corresponding thereto. Lender shall have approved each Lease in its sole discretion and Borrower shall have delivered to Lender a landlord's agreement regarding equipment from each Lessor, the form and substance of which shall be satisfactory to Lender in its sole discretion (the "Landlord's Agreements Regarding Equipment"). Borrower shall have provided Lender with a recorded copy (or executed original in recordable form) of a memorandum of lease for each Leased Premises. If any mortgages or deeds of trust (or other similar security agreements) encumber fee simple title to any Leased Premises, the holders of such instruments shall have delivered nondisturbance agreements to Borrower and Lender with respect to the corresponding Leases in form and substance acceptable to Lender in its reasonable discretion.

                  (vii) Borrower shall have caused to be delivered to Lender the Letter of Credit.

                  (viii) Borrower shall have delivered to Lender such legal opinions as Lender may reasonably require all in form and substance reasonably satisfactory to Lender and its counsel.

                  (ix) All of the transactions described in the Loan Agreement shall have closed prior to or concurrently with the Closing of the transactions described in this Agreement.

Upon fulfillment or waiver of all of the above conditions, this transaction shall close in accordance with the terms and conditions of this Agreement.

         3. Security Interest Created; Obligations Secured. A. To secure the payment of the Obligations (as defined below), Borrower hereby grants to Lender a security interest in the Equipment.

         B. This Agreement secures the following indebtedness and obligations (the "Obligations"): (1) payment of indebtedness evidenced by the Equipment Note, together with all extensions, renewals, amendments and modifications thereof; (2) payment of indebtedness evidenced by the Mortgage Notes, together with all extensions, renewals, amendments and modifications of any thereof; (3) payment of indebtedness evidenced by the Related Equipment Note, together with all extensions, renewals, amendments and modifications thereof; (4) payment of indebtedness evidenced by the Related Mortgage Notes, together with all extensions, renewals, amendments and modifications of any thereof; and (5) payment of all other indebtedness and other sums, including interest at the applicable rate, which may be owed under, and performance of all other obligations and covenants contained in, any other Loan Document or any Other Agreement, together with any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby or thereby.

         C. Borrower authorizes Lender to file financing statements with respect to the security interest of Lender, continuation statements with respect thereto, and any amendments to such financing statements which may be necessitated by reason of any of the changes described in Section 5.C. Borrower agrees that, notwithstanding any provision in the UCC to the contrary, Borrower shall not file a termination statement of any financing statement filed by Lender in connection with any security interest granted under this Agreement if Lender reasonably objects to the filing of such termination statement.

         D. Lender shall at all times have a perfected security interest in the Equipment that shall be prior to any other interests therein. Borrower shall do all acts and things, shall execute and file all instruments (including security agreements, UCC financing statements, continuation statements, etc.) requested by Lender to establish, maintain and continue the perfected security interest of Lender in the Equipment, and shall promptly on demand pay all costs and expenses of (1) filing and recording, including the costs of any searches deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the security interest of Lender, and (2) all other claims and charges that in the reasonable opinion of Lender might prejudice, imperil or otherwise affect the Equipment or security interest therein of Lender. Borrower agrees that a carbon, photographic or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement. Lender is hereby irrevocably appointed Borrower's attorney-in-fact to take any of the foregoing actions requested of Borrower by Lender if Borrower should fail to take such actions, which appointment shall be deemed coupled with an interest.

         4. Representations and Warranties of Borrower. The representations and warranties of Borrower contained in this Section are being made by Borrower as of the Closing Date to induce Lender to enter into this Agreement and consummate the transactions contemplated herein and shall survive the Closing. Borrower represents and warrants to Lender as follows:

         A. Financial Information. Borrower has delivered to Lender certain financial statements and other information concerning the Borrower Parties in connection with the transaction described in this Agreement (collectively, the "Financial Information"). The Financial Information is true, correct and complete in all material respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Lender. Borrower understands that Lender is relying upon the Financial Information and Borrower represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with GAAP and fairly present as of the date of such financial statements the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of any of the Borrower Parties and/or the Equipment as reflected in the Financial Information which has not been disclosed in writing to Lender or has had, or could reasonably be expected to result in, a Material Adverse Effect.

         B. Organization and Authority. Each of the Borrower Parties (other than individuals), as applicable, is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, Borrower is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in the state(s) where the Equipment is located, and each of the Borrower Parties is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance by the Borrower Parties of this Agreement and the other Loan Documents. The person(s) who have executed this Agreement on behalf of Borrower are duly authorized so to do. Borrower is not a "foreign corporation," "foreign partnership," "foreign trust," "foreign estate" or "foreign person" (as those terms are defined by the Internal Revenue Code of 1986, as amended). Borrower's U.S. Federal Tax Identification number, Organization Identification number and principal place of business are correctly set forth on the signature page of this Agreement. None of the Borrower Parties, and no individual or entity owning directly or indirectly any interest in any of the Borrower Parties, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representation contained in this sentence shall not apply to any Person to the extent such Person's interest is in or through a U.S. Publicly-Traded Entity.

         C. Enforceability of Documents. Upon execution by the Borrower Parties, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of the Borrower Parties, respectively, enforceable against the Borrower Parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

         D. Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of Borrower's knowledge, threatened against or involving the Borrower Parties, any of the Equipment or any of the Premises before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and could not reasonably be expected to result in, a Material Adverse Effect.

         E. Absence of Breaches or Defaults; Compliance with Laws. The Borrower Parties are not, and the authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not result, in any breach or default under any other document, instrument or agreement to which any of the Borrower Parties is a party or by which any of the Borrower Parties, any of the Premises, any of the Equipment or any of the property of any of the Borrower Parties is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and could not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order. None of the Premises nor the Equipment are subject to any right of first refusal, right of first offer or option to purchase or lease granted to a third party. Neither the Premises nor the Equipment are subject to any right of first refusal, right of first offer or option to purchase or lease granted to a third party. The Borrower Parties and the Equipment are in compliance with all Applicable Regulations, except for such noncompliance which has not had, and could not reasonably be expected to result in, a Material Adverse Effect.

         F. Licenses and Permits. All required licenses and permits, both governmental and private, to use and operate the Equipment and to use and operate each of the Premises as a Permitted Concept are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and could not reasonably be expected to result in, a Material Adverse Effect.

         G. Condition of Equipment. The Equipment is in good condition and repair and well maintained, ordinary wear and tear excepted, and is fully operational.

         H. Title to Equipment; First Priority Lien. Borrower owns the Equipment, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever. Upon Closing, Lender shall have a first priority lien upon and security interest in the Equipment pursuant to this Agreement and the UCC-1 Financing Statements.

         I. Leases. Borrower has delivered to Lender a true, correct and complete copy of each of the Leases. The Leases are the only leases or agreements between the Lessors and Lessee with respect to the Leased Premises. The Leases are in full force and effect and constitute the legal, valid and binding obligations of Lessee and the Lessors, enforceable against Lessee and the Lessors in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity. Each of the Leases has a remaining term which is at least equal in duration to the term of the Equipment Note. Lessee has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered any of the Leases or any rights thereunder or any interest therein, and Lessee has not received any notice that any of the Lessors have made any assignment, pledge or hypothecation of all or any part of their rights or interests in the Leases. No notice of default from any of the Lessors has been received under any of the Leases which has not been cured and no notice of default to any of the Lessors has been given under any of the Leases which has not been cured. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under any of the Leases.

         J. Master Lease. Borrower has delivered to Lender a true, correct and complete copy of the Master Lease. The Master Lease is the only lease with respect to the Equipment, and is in full force and effect, and constitutes the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity. Borrower has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered the Master Lease or any rights thereunder or any interest therein, and Borrower has not received any notice that the Lessee has made any assignment, pledge or hypothecation of all or any part of its rights or interests in the Master Lease. Borrower has not received any notice of default from the Lessee which has not been cured or given any notice of default to the Lessee which has not been cured. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default by the Lessee or Borrower under the Master Lease.

         K. Nonconsolidation. (1) Borrower maintains correct and complete books and records of account separate from all other Persons. Where necessary or appropriate, Borrower has disclosed the nature of the transaction contemplated by the Loan Documents and Borrower's independent status to its creditors. The Equipment and the Mortgaged Premises represent all of the assets owned or leased by Borrower as of the date hereof, and Borrower has not commingled its assets and its liabilities with those of any other Person.

         (2) Borrower maintains its own checking account or accounts with commercial banking institutions separate from other Persons.

         (3) To the extent that Borrower shares the same employees with other Persons, the salaries of and the expenses related to providing benefits to such employees have been fairly and nonarbitrarily allocated among such Persons, with the result that each such Person bears its fair share of the salary and benefit costs associated with all such common employees.

         (4) To the extent that Borrower jointly contracts with other Persons to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing are, and at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person bears its fair share of such costs. To the extent that Borrower contracts or does business with vendors or service providers where the goods or services provided are or shall be partially for the benefit of other Persons, the costs incurred in so doing are fairly and nonarbitrarily allocated to or among such Persons for whose benefit the goods or services are provided, with the result that each such Person bears its fair share of such costs.

         (5) To the extent that Borrower or other Persons have offices in the same location, there is a fair, appropriate and nonarbitrary allocation of overhead among them, with the result that each such Person bears its fair share of such expenses.

         (6) Borrower has not incurred any indebtedness, secured or unsecured, direct or indirect, absolute or contingent, including, without limitation, liability for the debts of any other Person (and Borrower has not held itself out as being liable for the debts of any other Person), other than the Equipment Loan, the Mortgage Loans and trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. Borrower is not a guarantor of any obligations.

         (7) Borrower is not presently a party to a pledge of its assets for the benefit of other Persons. Borrower has not made any loans or advances to any third party (including any Affiliate or constituent party of Borrower).

         (8) Borrower has conducted its affairs strictly in accordance with its organizational documents including Borrower's corporate managing member's organizational documents and has observed all necessary, appropriate and customary formalities.

         (9) Borrower does not hold itself out to the public or to any of its individual creditors as being a unified entity with assets and liabilities in common with any other Person.

         (10) Borrower (a) is solvent, (b) is able to pay its obligations as they become due and (c) is not and shall not be engaged in any business or transaction for which its remaining capital is or may be unreasonably small.

         (11) Borrower has no actual intent to hinder, delay or defraud creditors in connection with any of the transactions contemplated herein or intent to incur (or belief that it is incurring) debts beyond its ability to pay the same as they mature.

         (12) Borrower has not, as to itself or as to other Persons, (a) commenced any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Borrower or other Persons or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or its debts or other Persons or their debts or (b) sought appointment of a receiver, trustee, custodian or other similar official for Borrower or for all or any substantial part of its or other Person's assets or made a general assignment for the benefit of Borrower's creditors.

         L. Money Laundering. (1) Borrower has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect interest in the Borrower Parties, to assure that funds invested by such holders in the Borrower Parties are derived from legal sources; provided, however, none of the foregoing shall apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

         (2) To Borrower's knowledge after making due inquiry, neither any of the Borrower Parties nor any holder of a direct or indirect interest in the Borrower Parties (a) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (b) has been assessed civil penalties under these or related laws, or (c) has had any of its funds seized or forfeited in an action under these or related laws; provided, however, none of the foregoing shall apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

         (3) Borrower has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by law, to ensure that the Borrower Parties are and shall be in compliance with all (i) Anti-Money Laundering Laws and (ii) OFAC Laws and Regulations.

         5. Covenants. Borrower covenants to Lender from and after the Closing Date and until all of the Obligations are satisfied in full, as follows:

         A. Payment of the Equipment Note. Borrower shall punctually pay, or cause to be paid, the principal, interest and all other sums to become due in respect of the Equipment Note and the other Loan Documents in accordance with the Equipment Note and the other Loan Documents. Borrower shall authorize Lender to establish arrangements whereby all scheduled payments made in respect of the Obligations are transferred by Automated Clearing House Debit initiated by Lender directly from an account at a U.S. bank in the name of Borrower to such account as Lender may designate or as Lender may otherwise designate.

         B. Title; Additional Encumbrances. Borrower shall own the Equipment (whether acquired prior to or after the date hereof), free and clear of all liens, encumbrances, charges and other exceptions to title except those in favor of Lender, and Borrower shall not execute or permit the filing of any financing statement thereon other than the UCC-1 Financing Statements. Lender shall have a valid first lien upon and security interest in the Equipment pursuant to this Agreement and the UCC-1 Financing Statements. Borrower shall defend the Equipment against all claims and demands of all persons. Borrower shall not permit any action to be taken which would adversely affect the value of the Equipment or which would encumber, cloud or adversely effect in any manner Borrower's title or interest therein.

         C. Organization and Status; Preservation of Existence. Each of the Borrower Parties (other than individuals), as applicable, shall be validly existing and in good standing under the laws of its state of incorporation or formation and qualified as a foreign corporation, partnership or limited liability company to do business in the state(s) where the Equipment is located and any other jurisdiction where the failure to be qualified could reasonably be expected to result in a Material Adverse Effect. Borrower shall preserve its current form of organization and shall not change its legal name, its state of formation, nor, in one transaction or a series of related transactions, merge with or into, or consolidate with, any other entity without providing, in each case, Lender with 30 days' prior written notice and obtaining Lender's prior written consent (to the extent such consent is required under Section 6 of this Agreement). In addition, Borrower shall require, and shall take reasonable measures to comply with the requirement, that no individual or entity owning directly or indirectly any interest in any of the Borrower Parties is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

         D. Licenses and Permits; Compliance With Laws. All required licenses and permits, both governmental and private, to use and operate the Equipment and to use and operate each of the Premises as a Permitted Concept shall be maintained in full force and effect. The Borrower Parties shall comply with all Applicable Regulations now or hereafter in effect, including, without limitation, the OFAC Laws and Regulations and Anti-Money Laundering Laws.

         E. Financial Statements. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender (a) complete financial statements of the Borrower Parties including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended;
(b) income statements for the business at each of the Premises; and (c) such other financial information as Lender may reasonably request in order to establish compliance with the financial covenants in the Loan Documents. All such financial statements and information shall be prepared in accordance with GAAP from period to period, and shall be certified to be accurate and complete by Borrower (or the Treasurer or other appropriate officer of Borrower). Borrower understands that Lender is relying upon such financial statements and Borrower represents that such reliance is reasonable. The financial statements delivered to Lender need not be audited, but Borrower shall deliver to Lender copies of any audited financial statements of Borrower which may be prepared, as soon as they are available.

         F. Inspections. Borrower shall, during normal business hours (or at any time in the event of an emergency), (1) provide Lender and Lender's officers, employees, agents and advisors with access to the Equipment and all files, correspondence and documents relating to the Equipment (including, without limitation, any of the foregoing information stored in any computer files), and
(2) allow such persons to make such inspections, tests, copies, and verifications as Lender considers necessary.

         G. Removal of Equipment. Except for purposes of replacement with like property of equal or greater value and repair in the ordinary course of business, Borrower shall not remove or allow to be removed from any of the Premises the Equipment, or any part thereof, without the prior written consent of Lender. Borrower shall promptly give written notice to Lender of any substantial change in the character of the business conducted on any of the Premises and of the cessation of all or any part thereof and of any loss or damage by fire or other casualty to any substantial part of the Equipment.

         H. Maintenance and Repair. Borrower shall at all times keep and maintain the Equipment in good order, repair and condition, ordinary wear and tear excepted, and will promptly replace any part thereof that from time to time may become obsolete, badly worn or in a state of disrepair or, if supplies, be consumed in the normal course of Borrower's business operations. Lender shall have a lien on and security interest in all replacements and all replacements shall be free of any other lien, security interest or encumbrance of any nature, including any purchase money lien or security interest. Borrower shall not transfer or permit any transfer of any part of the Equipment to be made or any interest therein to be created by way of a sale (except as permitted below), by way of a grant of a security interest, or by way of a levy or other judicial process. Borrower may sell or dispose of only that part of the Equipment that Borrower will replace, and the proceeds from such sale and disposition must be invested in replacement property of like kind and of equal or greater value.

         I. Notices. Borrower shall promptly notify Lender of any levy, distraint or other seizure by legal process or otherwise of any part of the Equipment and of any threatened or filed claims or proceedings that might in any way affect or impair any of the Equipment.

         J. Insurance. Borrower shall obtain and maintain in force insurance policies, naming Lender as sole loss payee and as additional insured, covering losses or damage to the Equipment due to fire (with extended coverage), theft, physical damage and such other risks as Lender may from time to time reasonably require, which insurance shall insure the Equipment for its full replacement cost. Lender is hereby irrevocably appointed Borrower's attorney-in-fact to endorse any check or draft that may be payable to Borrower, alone or jointly with other payees, so that Lender may collect the proceeds payable for any loss under such insurance, which appointment shall be deemed coupled with an interest. The proceeds of such insurance, less any costs and expenses incurred or paid by Lender in the collection thereof, shall be applied, at the option of Lender, either toward the cost of repair or replacement of the items damaged or destroyed or on account of any sums secured by this Agreement, whether or not then due or payable.

         K. Actions by Lender. (1) Borrower agrees that Lender may, at its option, and without any obligation to do so, pay, perform, and discharge any and all amounts, costs, expenses and liabilities that are the responsibility of Borrower under the Loan Documents if Borrower fails to timely pay, perform or discharge the same, and all amounts expended by Lender in so doing or in respect of or in connection with the Equipment shall become part of the obligations secured by the Loan Documents and shall be immediately due and payable by Borrower to Lender upon demand therefor and shall bear interest at the Default Rate.

         (2) Borrower agrees that the Loan Documents shall remain in full effect, without waiver or surrender of any of Lender's rights thereunder, notwithstanding the occurrence of any one or more of the following: (a) extension of the time of payment of the whole or any part of the Equipment Note;
(b) any change in the terms and conditions of the Equipment Note; (c) substitution of any other evidence of indebtedness for the Equipment Note; (d) acceptance by Lender of any collateral or security of any kind for the payment of the Equipment Note; (e) surrender, release, exchange or alteration of any Equipment, collateral or other security, either in whole or in part; or (f) release, settlement, discharge, compromise, change or amendment, in whole or in part, of any claim of Lender against Borrower or of any claim against any guarantor or other party secondarily or additionally liable for the payment of the Equipment Note.

         L. Lost Note. Borrower shall, if the Equipment Note is mutilated, destroyed, lost or stolen (a "Lost Note"), promptly deliver to Lender, upon receipt from Lender of an affidavit and indemnity in a form reasonably acceptable to Lender and Borrower stipulating that the Equipment Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as the Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Borrower shall provide fifteen (15) days' prior notice to Lender before making any payments to third parties in connection with a Lost Note.

         M. Affiliate Transactions. Unless otherwise approved by Lender, all transactions between Borrower and any of its Affiliates shall be on terms substantially as advantageous to Borrower as those which could be obtained by Borrower in a comparable arm's length transaction with a non-Affiliate of Borrower.

         N. Nonconsolidation. (1) Borrower shall at all times maintain correct and complete books and records of account separate from all other Persons. Where necessary or appropriate, Borrower shall disclose the nature of the transaction contemplated by the Loan Documents and Borrower's independent status to its creditors. Borrower shall not own or lease any assets other than the Mortgaged Premises and the Equipment, nor engage in any business other than owning and leasing the Mortgaged Premises and the Equipment, including financing the Mortgaged Premises and the Equipment with Lender or its affiliates. Borrower shall not commingle its assets and its liabilities with those of any other Person.

         (2) Borrower shall maintain its own checking account or accounts with commercial banking institutions separate from other Persons.

         (3) To the extent that Borrower shares the same employees with other Persons, the salaries of and the expenses related to providing benefits to such employees, at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of the salary and benefit costs associated with all such common employees.

         (4) To the extent that Borrower jointly contracts with other Persons to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing at all times shall be, fairly and nonarbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of such costs. To the extent that Borrower contracts or does business with vendors or service providers where the goods or services provided are or shall be partially for the benefit of other Persons, the costs incurred in so doing at all times shall be, fairly and nonarbitrarily allocated to or among such Persons for whose benefit the goods or services are provided, with the result that each such Person shall bear its fair share of such costs. All transactions between Borrower and other Persons shall be only on an arm's-length basis.

         (5) To the extent that Borrower or other Persons have offices in the same location, there shall be a fair, appropriate and nonarbitrary allocation of overhead among them, with the result that each such Person shall bear its fair share of such expenses.

         (6) Borrower shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation or assuming liability for the debts of any other Person and Borrower will not hold itself out as being liable for the debts of any other Person), other than the Mortgage Loans, the Equipment Loan, and trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. No indebtedness other than the Mortgage Loans, the Equipment Loan and the indebtedness evidenced by the Related Mortgage Notes and the Related Equipment Note may be secured (subordinate or pari passu) by the Equipment or any portion thereof.

         (7) Borrower shall not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

         (8) Except as contemplated by the Loan Documents and the Mortgage Loan Documents, Borrower shall not pledge, grant any security interest in, hypothecate or otherwise encumber its assets for the benefit of any other Persons.

         (9) Borrower shall issue separate financial statements prepared not less frequently than annually and prepared according to GAAP.

         (10)  Borrower   shall  maintain   adequate   capital  for  the  normal
obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations.

         (11) Borrower shall conduct its affairs strictly in accordance with its organizational documents, including Borrower's corporate managing member's organizational documents and shall observe all necessary, appropriate and customary formalities. The books, records and accounts of Borrower shall at all times be maintained in a manner permitting the assets and liabilities of Borrower to be easily separated and readily ascertained from those of any other Person and Borrower shall file its own tax returns.

         (12) Borrower shall not hold itself out to the public or to any of its individual creditors as being a unified entity with assets and liabilities in common with any other Person. Borrower shall maintain and utilize separate stationery, invoices and checks.

         (13) Borrower shall not make any loans or advances to any third party (including any Affiliate of Borrower or constituent party of Borrower).

         (14) Borrower shall not, as to itself or as to other Persons, (a) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Borrower or other Persons or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or its debts or other Persons or their debts or (b) seek appointment of a receiver, trustee, custodian or other similar official for Borrower or for all or any substantial part of its or other Person's assets or make a general assignment for the benefit of Borrower's creditors. Borrower shall not take any action in furtherance of, or indicating its consents to, approval of or acquiescence in, any of the acts set forth above. Borrower shall not be unable to, or admit in writing its inability to, pay its debts.

         O. Equipment Leases. (1) Borrower shall not, without Lender's prior consent (i) enter into any Equipment Lease (other than the Master Lease); (ii) modify or amend the terms of any Equipment Lease; (iii) grant any consents under any Equipment Lease, including, without limitation, any consent to an assignment of any Equipment Lease, a mortgaging of the leasehold estate created by any Equipment Lease or a subletting by the lessee under any Equipment Lease; (iv) terminate, cancel, surrender, or accept the surrender of, any Equipment Lease, or waive or release any person from the observance or performance of any obligation to be performed under the terms of any Equipment Lease or liability on account of any warranty given thereunder; or (v) assign, transfer, mortgage, pledge or hypothecate any Equipment Lease or any interest therein to any party other than Lender. Any lease, modification, amendment, grant, termination, cancellation, surrender, waiver or release in violation of the foregoing provision shall be null and void and of no force and effect. Unless Lender otherwise consents or elects, Borrower's title to the Equipment and the leasehold interest in the Equipment created by any Equipment Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Lender or any other person by purchase, operation of law, foreclosure of the lien of this Agreement, sale of the Equipment pursuant to this Agreement or otherwise.

         (2) Borrower shall (i) fulfill, perform and observe in all respects each and every condition and covenant of Borrower contained in any Equipment Lease; (ii) give prompt notice to Lender of any claim or event of default under any Equipment Lease given to or by Borrower, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default; (iii) at the sole cost and expense of Borrower, enforce the performance and observance of each and every covenant and condition of any Equipment Lease to be performed or observed by any other party thereto, unless such enforcement is waived in writing by Lender; and (iv) appear in and defend any action challenging the validity or enforceability of any Equipment Lease.

         P. Compliance Certificates. Within 60 days after the end of each fiscal year of Borrower, Borrower shall deliver, upon Lender's request, a compliance certificate to Lender in a form to be provided by Lender in order to establish that Borrower is in compliance in all material respects with all of its obligations, duties and covenants under the Loan Documents.

         Q. OFAC Laws and Regulations. Borrower shall immediately notify Lender in writing if any individual or entity owning directly or indirectly any interest in any of the Borrower Parties or any director, officer, member, manager or partner of any of such holders is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations, or is under investigation by any governmental entity for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

         R. Leases. Borrower shall cause Lessee to give prompt notice to Lender of any claim or event of default under any of the Leases given to or by Lessee, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default

         6. Prohibition on Change of Control, Pledge and Prohibited Transaction. Without limiting the terms and conditions of Section 5.B and 5.G, Borrower agrees that, from and after the Closing Date and until all of the Obligations are satisfied in full, without the prior written consent of Lender: (1) no Change of Control shall occur; (2) no interest in any of the Borrower Parties shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of any of the Borrower Parties (each, a "Pledge"); and (3) no Prohibited Transaction (as defined below) shall occur. In addition, no interest in any of the Borrower Parties, or in any individual or person owning directly or indirectly any interest in any of the Borrower Parties, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Borrower and Lender that (A) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and (B) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity. Lender's consent to a Change of Control, Pledge and/or Prohibited Transaction shall be subject to the satisfaction of such conditions as Lender shall determine in its sole discretion. In addition, any such consent shall be conditioned upon payment by Borrower to Lender of (x) a fee equal to one percent (1%) of the then outstanding principal balance of the Equipment Note and (y) all out-of-pocket costs and expenses incurred by Lender in connection with such consent, including, without limitation, reasonable attorneys' fees; provided that such one percent (1%) fee shall not be applicable with respect to a Change of Control consented to by Lender which occurs prior to June 30, 2004 and results from any member of Borrower which is now a U.S. Publicly-Traded Entity becoming a non-publicly traded Entity. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon a Change of Control, Pledge or Prohibited Transaction in violation of this Section. The provisions of this Section shall apply to every Change of Control, Pledge or Prohibited Transaction regardless of whether voluntary or not, or whether or not Lender has consented to any previous Change of Control, Pledge or Prohibited Transaction. For purposes of this Section 6, a "Prohibited Transaction" shall mean any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or other transfer of all or any of the Equipment or any part thereof, other than replacements as contemplated by Section 5.H. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section shall be deemed to include, but not be limited to,
(a) an installment sale agreement wherein Borrower agrees to sell the Equipment or any part thereof for a price to be paid in installments; and (b) an agreement by Borrower leasing all or any part of the Equipment.

         7. Default and Remedies; Proceeds. A. Each of the following shall be deemed an event of default by Borrower (each, an "Event of Default"):

         (1) If any representation or warranty of any of the Borrower Parties set forth in any of the Loan Documents is false in any material respect or if any of the Borrower Parties renders any statement or account which is false in any material respect.

         (2) If any principal, interest or other monetary sum due under the Equipment Note, any of the Mortgage Notes or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lender shall not be entitled to exercise its rights and remedies set forth below unless and until Lender shall have given Borrower notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

         (3) If Borrower fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or interest in collateral of Lender in immediate jeopardy, and is within the reasonable power of Borrower to promptly cure after receipt of notice thereof, all as determined by Lender in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lender shall have given Borrower notice thereof and a period of 30 days shall have elapsed, during which period Borrower may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lender in its reasonable discretion, and Borrower is diligently pursuing a cure of such failure, then Borrower shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from Lender. If Borrower shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

         (4) If any of the Borrower Parties becomes insolvent within the meaning of the Code, files or notifies Lender that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due.

         (5) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any other Loan Document, the Master Lease, any Mortgage Loan Document or any of the Other Agreements.

         (6) If a final, nonappealable judgment is rendered by a court against any of the Borrower Parties which (i) has a material adverse effect on the operation of the Premises as a Permitted Concept, or (ii) is in an amount greater than $100,000.00 and not covered by insurance, and, in either case, is not discharged or provision made for such discharge within 60 days from the date of entry of such judgment.

         B. Upon the occurrence and during the continuance of an Event of Default, subject to the limitations set forth in subsection A, Lender shall have all rights and remedies of a secured party in, to and against the Equipment granted by the UCC and otherwise available at law or in equity, including, without limitation: (1) the right to declare any or all payments due under the Equipment Note, the other Loan Documents, the Mortgage Loan Documents, the Other Agreements and all other documents evidencing the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind, except as otherwise expressly provided herein, and Borrower hereby waives notice of intent to accelerate the Obligations and notice of acceleration; (2) the right to recover all fees and expenses (including reasonable attorney fees) in connection with the collection or enforcement of the Obligations, which fees and expenses shall constitute additional Obligations of Borrower hereunder; (3) the right to act as, and Borrower hereby constitutes and appoints Lender, Borrower's true, lawful and irrevocable attorney-in-fact (which appointment shall be deemed coupled with an interest) to demand, receive and enforce payments and to give receipts, releases, satisfaction for and to sue for moneys payable to Borrower under or with respect to any of the Equipment, and actions taken pursuant to this appointment may be taken either in the name of Borrower or in the name of Lender with the same force and effect as if this appointment had not been made;
(4) the right to take immediate and exclusive possession of the Equipment, or any part thereof, and for that purpose, with or without judicial process and notice to the Borrower, enter (if this can be done without breach of the peace) upon any premises on which the Equipment or any part thereof may be situated and remove the same therefrom (provided that if the Equipment is affixed to real estate, such removal shall be subject to the conditions stated in the UCC); (5) the right to hold, maintain, preserve and prepare any of the Equipment for sale, until disposed of; (6) the right to render any of the Equipment unusable and dispose of the Equipment; (7) the right to require Borrower to assemble and package the Equipment and make it available to Lender for its possession at a place to be designated by Lender which is reasonably convenient to Lender; (8) the right to sell, lease, hold or otherwise dispose of all or any part of the Equipment; and (9) the right to sue for specific performance of any Obligations or to recover damages for breach thereof.

         Lender shall be entitled to receive on demand, as additional Obligations hereunder, interest accruing at the Default Rate on all amounts not paid when due under the Equipment Note or this Agreement until the date of actual payment. Lender shall have no duty to mitigate any loss to Borrower occasioned by enforcement of any remedy hereunder and shall have no duty of any kind to any subordinated creditor of Borrower. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender's right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement and any other security now or hereafter held by Lender in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Lender, or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender.

         C. Should Lender exercise the rights and remedies specified in the preceding subsection B, any proceeds received thereby shall be first applied to pay the costs and expenses, including reasonable attorneys' fees, incurred by Lender as a result of the Event of Default. The remainder of any proceeds, net of Lender's costs and expenses, shall be applied to the satisfaction of the Obligations and any excess paid over to Borrower.

         D. Until an Event of Default shall occur, Borrower may retain possession of the Equipment and may use it in any lawful manner not inconsistent with this Agreement, with the provisions of any policies of insurance thereon or the other Loan Documents.

         8. Indemnity. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense) (collectively, "Losses") (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence"
shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Borrower's interest in the Equipment or Borrower's failure to act in respect of matters which are or were the obligation of Borrower under the Loan Documents), engineers' fees, governmental inspection fees, and costs of investigation imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (b) any past, present or threatened injury to, or destruction of, the Equipment, including but not limited to costs to investigate and assess such injury or destruction; (c) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Equipment; (d) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement; or (e) any failure by Borrower or any of the Borrower Parties to comply with any of the terms and conditions of the Leases, including, without limitation, any costs and expenses incurred by any of the Indemnified Parties to cure any such failure. The term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of the Equipment Loan, any person or entity who is or will have been involved in the servicing of the Equipment Loan, persons and entities who may hold or acquire or will have held a full or partial interest in the Equipment Loan, as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Equipment Loan or the Equipment, whether during the term of the Equipment Loan or as a part of or following a foreclosure of the Equipment Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

         9.       Miscellaneous Provisions.

         A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement or the other Loan Documents shall be in writing and given by (i) hand delivery,
(ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to Borrower:     TW Real Estate I, LLC
                                      2301 River Road
                                      Louisville, Kentucky 40206
                                      Attention:     Buddy Mattingly
                                      Telephone:     (502) 893-0323
                                      Telecopy:      (502) 897-0237

                  If to Lender:       GE Capital Franchise Finance Corporation
                                      17207 North Perimeter Drive
                                      Scottsdale, AZ  85255
                                      Attention:     General Counsel
                                      Telephone:     (480) 585-4500
                                      Telecopy:      (480) 585-2226

         B. Brokerage Commission. Lender and Borrower represent and warrant to each other that they have dealt with no broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement or the other Loan Documents. Lender and Borrower shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

         C. Waiver and Amendment; Document Review. (1) No provisions of this Agreement or the other Loan Documents shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

         (2) In the event Borrower makes any request upon Lender requiring Lender or Lender's attorneys to review and/or prepare (or cause to be reviewed and/or prepared) any documents or other submissions in connection with or arising out of this Agreement or any of the other Loan Documents, then Borrower shall (x) reimburse Lender promptly upon Lender's demand for all out-of-pocket costs and expenses incurred by Lender in connection with such review and/or preparation, including, without limitation, reasonable attorneys' fees, and (y) pay Lender a reasonable processing and review fee.

         D. Captions. Captions are used throughout this Agreement and the other Loan Documents for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

         E. Lender's Liability. Notwithstanding anything to the contrary provided in this Agreement or the other Loan Documents, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement and the other Loan Documents by Lender, that (1) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Lender, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (2) Borrower waives all claims, demands and causes of action against Lender's officers, directors, employees and agents in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender and (3) Borrower shall look solely to the assets of Lender for the satisfaction of each and every remedy of Borrower in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender, such exculpation of liability to be absolute and without any exception whatsoever.

         F. Severability. The provisions of this Agreement and the other Loan Documents shall be deemed severable. If any part of this Agreement or the other Loan Documents shall be held invalid, illegal or unenforceable, the remainder shall remain in full force and effect, and such invalid, illegal or unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

         G. Construction Generally. This Agreement and the other Loan Documents have been entered into by both parties in reliance upon the economic and legal bargains contained therein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Borrower and Lender were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

         H. Further Assurances. Borrower will, at its sole cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, documents, conveyances, notes, assignments, security agreements, financing statements and assurances as Lender shall from time to time reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents, to perfect any lien or security interest granted in any of the Loan Documents and for the better assuring and confirming of all of Lender's rights, powers and remedies under the Loan Documents.

         I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement or the other Loan Documents, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled.

         J. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Borrower and Lender with respect to the subject matter of this Agreement and other Loan Documents. Notwithstanding anything in this Agreement and the other Loan Documents to the contrary, upon the execution and delivery of this Agreement by Borrower and Lender, any bid proposals or loan commitments with respect to the transactions contemplated by this Agreement shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in such bid proposals or loan commitments.

         K. Forum Selection; Jurisdiction; Venue; Choice of Law. Borrower acknowledges that this Agreement and the other Loan Documents were substantially negotiated in the State of Arizona, this Agreement and the other Loan Documents were executed and delivered by Borrower and Lender in the State of Arizona, all payments under the Equipment Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement or any of the other Loan Documents, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Borrower consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Borrower waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement and the Equipment Note shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions of this Agreement or the Equipment Note, then, as to those provisions only, the laws of the state(s) where the Equipment is located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state(s) in which the Equipment is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

         L. Counterparts. This Agreement and the other Loan Documents may be executed in one or more counterparts, each of which shall be deemed an original.

         M. Assignment by Lender; Binding Effect. Lender may assign in whole or in part its rights under this Agreement. Upon any unconditional assignment of Lender's entire right and interest hereunder, Lender shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lender contained herein. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

         N. Survival. Except for the conditions of Closing set forth in Section 2, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Borrower and Lender set forth in this Agreement and the other Loan Documents shall survive the Closing.

         O.  Waiver  of Jury  Trial and  Punitive,  Consequential,  Special  and
Indirect Damages. BORROWER AND Lender HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         P. Estoppel Certificate. At any time, and from time to time, each party agrees, promptly and in no event later than fifteen (15) days after a request from the other party, to execute, acknowledge and deliver to the other party a certificate in the form supplied by the other party, certifying as to such information reasonably requested by the other party in connection with this Agreement and the other Loan Documents.

         Q. Transfers, Participations and Securitizations. Transfers, Participations and Securitizations. (1) A material inducement to Lender's willingness to complete the transactions contemplated by the Loan Documents is Borrower's agreement that Lender may, at any time, complete a Transfer, Participation or Securitization with respect to the Equipment Note, this Agreement and/or any of the other Loan Documents or any or all servicing rights with respect thereto.

         (2)  Borrower  agrees  to  cooperate  in  good  faith  with  Lender  in connection with any such Transfer, Participation and/or Securitization of the Equipment Note, this Agreement and/or any of the other Loan Documents, or any or all servicing rights with respect thereto, including, without limitation (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to the Borrower Parties by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation or Securitization, as applicable; provided, however, the Borrower Parties shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a material adverse effect upon the Borrower Parties or any of the primary economic terms of the transactions contemplated hereunder. Lender shall be responsible for preparing at its expense any documents evidencing the amendments referred to in the preceding subitem (ii).

         (3) Borrower consents to Lender providing the Disclosures, as well as any other information which Lender may now have or hereafter acquire with respect to the Premises, the Equipment or the financial condition of the Borrower Parties to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. Lender and Borrower (and their respective Affiliates) shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.

         (4) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents: (a) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a Securitization, Participation or Transfer shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which has been the subject of a Securitization, Participation or Transfer; (b) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan which is included in any Loan Pool shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which is included in any other Loan Pool; (c) the Loan Documents and Other Agreements corresponding to the loans in any Loan Pool shall not secure the obligations of any of the Borrower Parties and/or any Affiliate of any of the Borrower Parties contained in any Loan Document or Other Agreement which does not correspond to a loan in such Loan Pool; and (d) the Loan Documents and Other Agreements which do not correspond to a loan in any Loan Pool shall not secure the obligations of any of the Borrower Parties and/or any Affiliate of any of the Borrower Parties contained in any Loan Document or Other Agreement which does correspond to a loan in such Loan Pool.

         10. Substitution. If Borrower exercises its right to substitute a Substitute Premises for a Mortgaged Premises pursuant to the terms of the Loan Agreement and the Equipment Loan is still outstanding, Borrower shall substitute Substitute Equipment located at such Substitute Premises for the Equipment located at such Mortgaged Premises, such substitution to occur simultaneously with the closing of the substitution of such Substitute Premises and be otherwise on the following conditions:

                  (1)      The proposed Substitute Equipment must:

                           (a) be suitable for use  in a  Permitted  Concept and
                  in good condition and repair, ordinary wear and tear excepted;

                           (b) be  owned  by   and   vested  in  Borrower,  free
                  and  clear  of all  liens and encumbrances; and

                           (c) have a fair market value no less than the greater
                  of the then fair market value of the Equipment to be replaced or the fair market value of such Equipment as of the Closing, all as reasonably determined by Lender's in-house inspectors and underwriters.

                  (2) Lender shall have inspected and approved the Substitute Equipment utilizing Lender's customary equipment inspection and underwriting approval criteria. Borrower shall have reimbursed Lender for all of its costs and expenses incurred with respect to such proposed substitution, including, without limitation, Lender's inspectors' costs and expenses with respect to the proposed Substitute Equipment. Borrower shall be solely responsible for the payment of all costs and expenses resulting from such proposed substitution, including, without limitation, UCC search and litigation search charges, attorneys' fees of Borrower and reasonable attorneys' fees and expenses of Lender, stamp taxes, mortgage taxes, transfer fees, and escrow, filing and recording fees (including preparation, filing and recording fees for UCC continuation statements);

                  (3) Lender shall have received UCC search results indicating that the Substitute Equipment is free and clear of all liens, security interests and encumbrances;

                  (4) Borrower shall deliver, or cause to be delivered, such legal opinions as Lender may reasonably require with respect to the proposed substitution, all in a form and substance which would be satisfactory to a prudent institutional mortgage loan lender and its counsel. If the Equipment Loan is part of a Securitization, such opinions shall include, without limitation, an opinion of counsel to the rating agencies which have issued ratings in connection with such Securitization that the substitution does not constitute a "significant modification" of such Equipment Loan under Section 1001 of the Internal Revenue Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust;

                  (5)  no  Event  of  Default  shall   have   occurred  and   be
         continuing under any of the Loan Documents;

                  (6) Borrower Parties and the Lessee Parties shall have executed such documents as are comparable to the security documents executed and delivered at Closing, as applicable (but with such revisions as may be reasonably required by Lender to address matters unique to the Substitute Equipment) or amendments to such documents, including, without limitation, an amendment to this Agreement, an amendment to the Master Lease and UCC-1 Financing Statements (the "Substitute Documents"), to provide Lender with a first priority lien on and security interest in the proposed Substitute Equipment, and all other rights, remedies and benefits with respect to the proposed Substitute Equipment which Lender holds in the Equipment to be replaced, all of which documents shall be in form and substance reasonably satisfactory to Lender;

                  (7) the representations and warranties set forth in the Substitute Documents and Section 4 of this Agreement applicable to the proposed Substitute Premises and Substitute Equipment shall be true and correct in all material respects as of the date of substitution, and Borrower shall have delivered to Lender an officer's certificate to that effect;

                  (8) Borrower shall have delivered to Lender certificates of insurance and insurance policies showing that all insurance required by the Substitute Documents is in full force and effect;

                   Upon satisfaction of the foregoing conditions with respect to the release of the Equipment to be replaced:

                  (a) the proposed Substitute Equipment shall be deemed substituted for the Equipment to be replaced;

                  (b) the Substitute Equipment shall be referred to herein as "Equipment" and shall secure the same Obligations as were secured by the Equipment that was replaced;

                  (c) the Substitute Documents shall be dated as of the date of the substitution; and

                  (d) Lender will release, or cause to be released, the lien of this Agreement, the UCC-1 Financing Statements and any other Loan Documents encumbering the replaced Equipment; and

                  (e) at the closing of the substitution, Borrower shall convey without warranty or recourse the replaced Equipment to a third party other than any of the Borrower Parties.

         11. Assignment of Rents and Equipment Leases. (i) Borrower hereby assigns, transfers, conveys and sets over to Lender all of Borrower's estate, right, title and interest in, to and under the Equipment Leases, together with any changes, extensions, revisions or modifications thereof and all rights, powers, privileges, options and other benefits of Borrower as the lessor under the Equipment Leases regarding the current lessees and any future lessees of any of the Equipment, and all rents, issues, profits, royalties, income and other benefits derived from the Equipment Leases, whether now due, past due or to become due (collectively, the "Rents"). Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, at the option of Lender, at any time and from time to time upon an Event of Default, to take possession and control of the Equipment, pursuant to Borrower's rights under the Equipment Leases, to exercise any of Borrower's rights under the Equipment Leases and to demand, receive and enforce payment, to give receipts, releases and satisfaction and to sue, in the name of Borrower or Lender, for all of the Rents. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment of all sums due Lender for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of this power of attorney, and Borrower hereby releases Lender from all liability (other than as a result of the gross negligence or willful misconduct of Lender) whatsoever for the exercise of the foregoing power of attorney and all actions taken pursuant thereto. The consideration received by Borrower to execute and deliver this assignment and the liens and security interests created herein is legally sufficient and will provide a direct economic benefit to Borrower. It is intended by Borrower and Lender that the assignment set forth herein constitutes an absolute assignment and not merely an assignment for additional security. Notwithstanding the foregoing, this assignment shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions of Borrower contained in the Equipment Leases or otherwise to impose any obligation upon Lender, and so long as no Event of Default has occurred and is continuing, Borrower shall have a license, revocable upon the occurrence and during the continuance of an Event of Default, to possess and control the Equipment and collect and receive all Rents. Upon the occurrence and during the continuance of an Event of Default, such license shall be automatically revoked.

         (ii) Upon the occurrence and during the continuance of any Event of Default, Lender may, at any time without notice (except if required by applicable law), either in person, by agent or by a court-appointed receiver, regardless of the adequacy of Lender's security, and at its sole election (without any obligation to do so), enter upon the Premises and take possession and control of the Equipment, or any part thereof, to perform all acts necessary and appropriate to operate and maintain any of the Equipment, including, but not limited to, execute, cancel or modify the Equipment Leases, make repairs to any of the Equipment, execute or terminate contracts providing for the management or maintenance of any of the Equipment, all on such terms as are deemed best to protect the security of this Agreement, and in Lender's or Borrower's name, sue for or otherwise collect such Rents as specified in this Agreement as the same become due and payable, including, but not limited to, Rents then due and unpaid. Lender may so sue for or otherwise collect such Rents with or without taking possession of any of the Equipment. Borrower shall hold that portion of the Rents which is sufficient to discharge all current sums due under the Equipment Note for use in the payment of such sums. Borrower agrees that upon the occurrence and during the continuance of an Event of Default, each lessee of any of the Equipment shall make its rent payable to and pay such rent to Lender (or Lender's agents) on Lender's written demand therefor, delivered to such lessee personally, by mail, or by delivering such demand to each rental unit, without any liability on the part of said lessee to inquire further as to the existence of an Event of Default by Borrower.

         (iii) All Rents collected subsequent to any Event of Default shall be applied at the direction of, and in such order as determined by, Lender to the costs, if any, of taking possession and control of and managing the Equipment and collecting such amounts, including, but not limited to, reasonable attorney's fees, receiver's fees, premiums on receiver's bonds, costs of repairs to any of the Equipment, premiums on insurance policies, taxes, assessments and other charges on any of the Equipment, and the costs of discharging any obligation or liability of Borrower with respect to the Equipment Leases and to the sums secured by this Agreement. Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Equipment and shall be liable to account only for those Rents actually received.

         (iv) Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in any of the Equipment by reason of anything done or left undone by Lender hereunder, except to the extent of Lender's gross negligence or willful misconduct.

         (v) Any entering upon the Premises and taking possession and control of any of the Equipment by Lender or the receiver and any application of Rents as provided herein shall not cure or waive any Event of Default hereunder or invalidate any other right or remedy of Lender under applicable law or provided therein.

         IN WITNESS WHEREOF, Borrower and Lender have entered into this Agreement as of the Closing Date.

                 Lender:

                 GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation


                 By    /s/ Harold Vison
                    ------------------------------------------------------
                 Printed Name   Harold Vison
                              --------------------------------------------
                 Its  Senior Vice President
                     -----------------------------------------------------

                 BORROWER:

                 TW REAL ESTATE I, LLC, a Delaware limited liability company

                 By TW Management I, Inc., a Delaware corporation,
                       its managing member


                 By    /s/ Glennon F. Mattingly
                    ------------------------------------------------------
                      Glennon F. Mattingly
                       Its Chief Financial Officer


                 U.S. Federal Tax Identification Number:

                 68-0534569

                 Organization Identification Number:

                 3604526

                 Principal Place of Business:

                 Louisville, Kentucky

                                POWER OF ATTORNEY

         Lender may act as attorney-in-fact or otherwise on behalf of Borrower pursuant to Sections 2(b), 3, 5.J, 7.B and 11 of this Agreement. This power of attorney is coupled with an interest, is durable and is not affected by subsequent disability or incapacity of the principal or lapse of time.

           /s/ SLR                           /s/ Glennon F. Mattingly
         ----------------                   --------------------
         Witness                            Borrower

                                                          WITNESS

         In accordance with the requirements of Arizona Revised Statutes Section 14-5506 and other applicable law, the undersigned has executed this Agreement for the purpose of witnessing the grant of the powers of attorney by Borrower to Lender.
                                                /s/ Sharon Rush
                                            --------------------------

STATE OF ARIZONA                            )
                                            ) SS.
COUNTY OF MARICOPA                          )


         The foregoing instrument was acknowledged before me on December 31, 2002 by __Harold Vison_______________, __Senior Vice President__________ of GE Capital Franchise Finance Corporation, a Delaware corporation, on behalf of the corporation.


                                                       /s/ Susan Hvidsten
                                                          Notary Public

My Commission Expires:  February 29, 2004 [stamp and seal]






STATE OF ARIZONA                            )
                                            ) SS.
COUNTY OF MARICOPA                          )


         The foregoing instrument was acknowledged before me on December 31, 2002 by Glennon F. Mattingly, Chief Financial Officer of TW Management I, Inc., a Delaware corporation, managing member of TW Real Estate I, LLC, a Delaware limited liability company, on behalf of the limited liability company.


                                                        /s/ Susan Hvidsten
                                                          Notary Public

My Commission Expires:  February 29, 2004  [stamp and seal]

                                    EXHIBIT A

                                    PREMISES



   FFC No.    Unit No.   Address                             City        State
   -------    --------   ---------                           ----       -----
  8001-5177       1      1900 Mellwood Avenue           Louisville        KY
  8001-5178       2      3985 Dutchmans Lane            Louisville        KY
  8001-5180      16      10000 Linn Station Road        Louisville        KY
  8001-5184      26      4600 University Drive          Evansville        IN
  8001-5185      27      2433 South Third Street        Terre Haute       IN
  8001-5186      34      746 Monroe Street              Zanesville        OH
  8001-5190      38      1865 West First Street         Springfield       OH
  8001-5191      47      2241 South Main Street         Bellefontaine     OH
  8001-5192       9      5109 Dixie Highway             Louisville        KY
  8001-5193      28      1555 West Main Street          Hamilton          OH
  8001-5194      29      9701 Dixie Highway             Louisville        KY
  8001-5195      30      3602 Bardstown Road            Louisville        KY
  8001-5196      31      899 Hebron Road                Heath             OH
  8001-5197      32      1150 N. Bridge Street          Chillicothe       OH
  8001-5198      33      1707 N. Dixie Avenue           Elizabethtown     KY
  8001-5199      39      4055 Pearl Road                Medina            OH

                                   SCHEDULE I

                                 LEASED PREMISES




  FFC No.     Unit No.       Address                  City              State
  -------     --------       -------                  ----              -----
 8001-5192        9          5109 Dixie Highway      Louisville          KY
 8001-5193       28          1555 West Main Street   Hamilton            OH
 8001-5194       29          9701 Dixie Highway      Louisville          KY
 8001-5195       30          3602 Bardstown Road     Louisville          KY
 8001-5196       31          899 Hebron Road         Heath               OH
 8001-5197       32          1150 N. Bridge Street   Chillicothe         OH
 8001-5198       33          1707 N. Dixie Avenue    Elizabethtown       KY
 8001-5199       39          4055 Pearl Road         Medina              OH